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                                                                     Exhibit 5.1

             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]


                                December 8, 1997

International Alliance Services, Inc.
10055 Sweet Valley Drive
Valley View, Ohio 44125

Ladies and Gentlemen:

     We have acted as counsel to International Alliance Services, Inc., a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-4 (Registration No. 333-40313) (as amended, the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (as amended from time to time, the "Securities Act"). The Registration Statement relates to an aggregate of up to 7,729,468 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), which may be issued by the Company from time to time in the future on the completion of acquisitions of assets, businesses or securities ("Acquisitions") or the conversion of or payment of interest on convertible securities issued in connection with such acquisitions of other businesses or properties.

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed below. In rendering such opinion, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinion, we have relied upon representations of the Company.

     Based upon such examination and representations, we advise you that when the Registration Statement becomes effective under the Securities Act, and the Shares are issued in connection with Acquisitions, the Shares will constitute validly issued, fully paid and nonassessable securities of the Company.

     In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any Shares, (i) the Board of Directors (and, to the extent required by applicable law, the stockholders of the Company) shall have duly authorized and approved the Acquisition pursuant to which such Shares are being issued and shall have duly authorized and approved the issuance of such Shares pursuant to such Acquisition and such authorizations shall not have been modified or rescinded, (ii) there are sufficient authorized and unissued shares of Common Stock to satisfy such issuance, (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (iv) there shall not
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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

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have occurred any change in law affecting the validity or enforceability of such Shares and (v) there shall not have occurred any change in the Certificate of Incorporation or Bylaws of the Company. We have also assumed that the consideration received by the Company for such Shares in any such Acquisition is lawful consideration and equals or exceeds in value the aggregate par value of the Shares issued and that neither the issuance or delivery of such Shares, nor the compliance by the Company with the terms of such Shares, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

     We are members of the Bar of the State of Texas and the foregoing opinion is limited to the laws of the State of Texas, the Delaware General Corporation Law and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                Very truly yours,

                                /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
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                                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.